Exhibit 1.01

Comcast Corporation

Conflict Minerals Report

For the Year Ended December 31, 2021

Introduction

This Conflict Minerals Report (this “Report”) of Comcast Corporation (“Comcast,” the “Company,” “we,” “us,” or “our”) for calendar year 2021 has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), as modified by guidance of the Securities and Exchange Commission (the “Conflict Minerals Rule”).

The Conflict Minerals Rule requires issuers to annually file a Form SD with the U.S. Securities and Exchange Commission (“SEC”) to disclose information regarding the use and origin of “Conflict Minerals” necessary for the functionality or production of products manufactured or contracted to be manufactured by such issuer. Under the Conflict Minerals Rule, “Conflict Minerals” currently include columbite-tantalite (coltan), cassiterite, gold, wolframite, and also their derivatives tantalum, tin and tungsten. We refer to gold, tantalum, tin and tungsten collectively as “3TG.” The purpose of the Conflict Minerals Rule is to discover if covered issuers’ use of 3TG may have directly or indirectly financed or benefitted armed groups in the Democratic Republic of Congo and its adjoining countries (the “Covered Countries”).

This Report describes the Company’s compliance program for products covered by the Conflict Minerals Rule, as well as steps taken to implement the compliance program, conduct in good faith an investigation as to the country of origin of the minerals used in the products that are within the scope of the Conflict Minerals Rule and perform due diligence on the source and chain of custody of such minerals (see “Product Description and Determination” below).

This Report is based on information available at the time of filing. This Report may contain forward-looking statements regarding steps to be taken in the future, and those statements are subject to risks and uncertainties. References to any website in this Form SD or Report do not incorporate information from that website into this filing.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source conflict minerals, (3) internal and external resource constraints, and (4) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this Report. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this Report or to reflect the occurrence of unanticipated events.

Product Description and Determination

The due diligence measures set forth below were undertaken with respect to suppliers of the following products that the Company contracts to manufacture:

•	Sky Glass television, which was first launched in 2021; and

•	certain lighting fixtures assembled by Cineo Lighting, which we acquired in June 2019 (the “Covered Products”).

After taking the due diligence measures described below, we are not able to determine whether the 3TG smelter/refiner facilities used in our supply chain sourced 3TG from the Covered Countries and, if so, whether that 3TG was sourced from recycled, scrap or other conflict-free sources.

Reasonable Country of Origin Inquiry

In accordance with the Conflict Minerals Rule, our compliance process includes a Reasonable Country of Origin Inquiry (“RCOI”) seeking the location of the smelter/refiner facilities used to refine or process the 3TG used in the Covered Products.

Because the smelters and refiners that produce 3TG metals, and the mines from which the minerals are originally sourced, are many steps away from the Company in the supply chain, we rely on our suppliers to provide information to support our due diligence efforts. We have requested that the direct suppliers involved in our Covered Products conduct due diligence to identify the origin of the 3TG metals in the components or products they sell to us in seeking to ensure that the 3TG metals are sourced responsibly.

We conducted our RCOI based on the smelter information received from these suppliers. We then compared this information with the RCOI database compiled by the Responsible Minerals Initiative (“RMI”), an industry initiative. The RMI supports the collection of information, increased transparency, and smelter audits for due diligence over the mineral supply chain. Their RCOI database contains aggregated data on the origins of 3TG metals from smelters that conform with the RMI’s Responsible Minerals Assurance Process (“RMAP”). In some cases, information provided by our direct suppliers is incomplete, and suppliers are unable to confirm the country of origin information for 3TG metals. Based on data collected from the suppliers for the year ended December 31, 2021, we have reason to believe that 3TG metals contained in the Covered Products may have originated from one or more of the Covered Countries and were not from recycled or scrap sources.

See Annex 1 for a list of the identified smelters included in the Conflict Minerals Reporting Templates (“CMRT”) submitted by suppliers for the Covered Products and the smelter’s geographic location.

Comcast’s Due Diligence Framework

We have designed our due diligence measures with respect to the source and chain of custody of conflict minerals in the Covered Products to conform, in all material respects, with the internationally recognized five-step framework recommended by the Organization for Economic Cooperation and Development (“OECD”) in its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (OECD, 2016) (the “OECD Framework”). These five steps are as follows:

OECD Step 1: Establish Strong Company Management Systems

To date, we have taken the following steps to strengthen our company management systems with respect to Conflicts Minerals matters:

•	Instituted a Conflicts Minerals Policy. We maintain a Conflict Minerals Policy (the “Conflict Minerals Policy”) with respect to Covered Products that sets forth (i) our support for sourcing conflict-free materials from the Covered Countries in accordance with the OECD Framework, and (ii) our expectations of suppliers in support of our compliance activities. The Conflict Minerals Policy is publicly available at https://www.cmcsa.com/esg-reporting.

•	Created a Cross-Functional Working Group to Support Conflict Minerals Due Diligence. The implementation of our RCOI, conducting due diligence on the source and chain of custody of conflict minerals in the Covered Products and identifying Covered Products are managed by a cross-functional working group that includes representatives across our primary business units from procurement, compliance, sustainability, accounting and legal departments (the “Conflict Minerals Working Group”). We have worked with specialist consultancy service providers to assist in tracking data, assessing risks and preparing our reporting information.

•	Established a Conflict Minerals Supply Chain Due Diligence Process. We have requested that the direct suppliers involved in our Covered Products conduct due diligence to identify the origin of the 3TG metals in the components or products they sell to us in seeking to ensure that the 3TG metals are sourced responsibly. These suppliers are expected to extend a similar identification process to their own suppliers and cascade them down the supply chain until the origin of 3TG metals contained in the products supplied to us can be identified. These suppliers report their progress through the RMI’s CMRT. The CMRT is designed to identify the smelters from which any 3TG metals in each of the Covered Products are sourced.

•	Provided a Company-level Grievance Mechanism for Reporting Concerns. Our Comcast NBCUniversal Listens and Sky Listens programs outlined in our Code of Conduct (available at https://corporate.comcast.com/impact/values-integrity/integrity/code-of-conduct) provides a company-level grievance mechanism for reporting any concerns related to allegations of illegal or unethical conduct or violations of Comcast’s Code of Conduct and policies, including those related to conflict minerals. It can be used by employees, contractors, suppliers’ employees or contractors, business partners or any other individual or organization to report concerns, anonymously if they prefer. Information on our Code of Conduct for Suppliers and Business Partners is available on our website at https://corporate.comcast.com/impact/values-integrity/integrity/our-suppliers-and-business-partners.

OECD Step 2: Identify and Assess Risks in the Supply Chain

To help identify and assess conflict minerals risks in our supply chain, we requested that the suppliers of Covered Products complete the CMRT. We then analyzed their responses, and if we identified disclosure-related risks, we followed up with such supplier to further assess.

Certain individuals within the Conflict Minerals Working Group managed the collection of information reported on the CMRT, coordinated follow-up communications with suppliers as needed, and evaluated information collected as well as additional information that may be available from other sources for potential red flags and other risks.

We also compared the smelters identified in our supplier responses with the RMI List of All Operational 3TG Smelters, the RMI Smelter Revision History List, the RMI List of Conformant Smelters and the RMI List of Active Smelters. These lists are maintained online by the RMI and are frequently updated to reflect changes in the reporting status of various smelters.

See Annex 1 for a list of the identified smelters included in the CMRT submitted by suppliers for the Covered Products and the smelter’s geographic location.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks

Our strategy to respond to material identified risks in the supply chain includes a range of measures that form part of our due diligence process.

•	We review supplier responses to the CMRT and follow up with suppliers to request clarification or more complete responses where necessary.

•	Where potentially material risks are identified, we have communication processes to notify relevant management and engage with suppliers and request their commitment to corrective actions to manage these risks, including to improve data quality.

•	We ask that, when suppliers of Covered Products identify smelters within the supply chain that are RMAP Non-Conformant, suppliers encourage the smelters to participate in the RMAP process or consider alternate sourcing arrangements.

OECD Step 4: Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We are a downstream consumer of 3TG and are many steps removed from the smelters that provide minerals and ores. Because we do not have a direct relationship with any smelter/refiner facilities for minerals contained in the Covered Products, we are unable to conduct audits of these entities. Instead, as recommended by the OECD Framework, we participate in industry initiatives for the development and implementation of a smelter/refiner audit program through the RMI, which administers the Responsible Minerals Assurance Process, which includes an audit.

OECD Step 5: Report Annually on Supply Chain Due Diligence

This Report and the related Form SD are publicly available online at https://www.cmcsa.com/financials/sec-filings.

Due Diligence Performed and Results

With respect to the 2021 calendar year reporting period, we performed the following due diligence measures with respect to Covered Products:

•	Collected information through the CMRT from suppliers on the smelters and refiners of conflict minerals that were reported to be in the supply chain during 2021;

•	Compared the reported smelters and refiners to the list of smelters and refiners found by RMI to be conformant (or actively pursuing conformity) with the RMAP standards;

•	Reviewed available information from certain additional resources on the sourcing and due diligence practices of the reported smelters and refiners; and

•	Supported through our Sky subsidiary the RMI’s programs and initiatives, such as the RMAP, and attended RMI working group meetings and the RMI annual conference.

Our efforts to determine the mine or location of origin consisted of the due diligence measures described in this Report. As a downstream consumer of 3TG, we do not have a direct relationship with any of the reported smelters and refiners, and we relied upon our suppliers and third-party organizations such as RMI to review upstream information, including the mine or location of origin of necessary conflict minerals.

We believe that seeking information about 3TG smelter/refiner facilities in our supply chain and otherwise participating in the RMI’s assessment program as described above represents a reasonable effort to determine the mines or locations of origin of 3TG in our supply chain.

We received responses from 100% of the suppliers surveyed. The survey included 34 suppliers identified as potentially incorporating 3TG into Covered Products supplied to the Company. The relevant suppliers declared a total of 276 unique smelter names as the source of 3TG in the Covered Products. Of those smelters, 237 were designated as conformant or active under the RMAP as of December 31, 2021. However, we are unable to link specific smelters to our applicable products.

Annex 1 contains a list of the unique smelter names disclosed to us by suppliers of the Covered Products and the smelter’s geographic location. Based on the information provided by the suppliers, from the RMAP and from other sources, we believe that the countries of origin of the conflict minerals contained in some of our Covered Products might include Covered Countries, as well as recycled and scrap sources.

Annex 2 contains the aggregated list of countries of origin of the conflict minerals used by the smelter facilities listed in Annex 1 based on input from RMI and our suppliers.

Continuous Improvement Efforts to Mitigate Risk

We recognize that efforts to reduce violence associated with conflict minerals are ongoing and require us to adapt to changing situations. We are committed to improving our compliance processes and engaging with suppliers of Covered Products.

We will continue to improve our compliance processes including, but not limited to, taking the following steps for the 2022 reporting year with respect to Covered Products:

•	We will continue to engage with our in-scope suppliers to gain better visibility of the country of origin and chain of custody of the 3TG used in our in-scope products.

•	We will continue to work with our in-scope suppliers and engage with our supply chain to increase the quality of the data provided to us.

•	We will continue to contribute to various industry initiatives.

ANNEX 1

 Identified Smelters

(Of the 276 identified Smelters, 237 were RMAP “Active” or “Conformant” as of December 31, 2021)

Metal	Smelter Name	Country
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	IN
Gold (Au)	8853 S.p.A.	IT
Gold (Au)	Advanced Chemical Company	US
Gold (Au)	Aida Chemical Industries Co., Ltd.	JP
Gold (Au)	Al Etihad Gold Refinery DMCC	AE
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	DE
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZ
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BR
Gold (Au)	Argor-Heraeus S.A.	CH
Gold (Au)	Asahi Pretec Corp.	JP
Gold (Au)	Asahi Refining Canada Ltd.	CA
Gold (Au)	Asahi Refining USA Inc.	US
Gold (Au)	Asaka Riken Co., Ltd.	JP
Gold (Au)	Aurubis AG	DE
Gold (Au)	Bangalore Refinery	IN
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PH
Gold (Au)	Boliden AB	SE
Gold (Au)	C. Hafner GmbH + Co. KG	DE
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CA
Gold (Au)	Cendres + Metaux S.A.	CH
Gold (Au)	Chimet S.p.A.	IT
Gold (Au)	Chugai Mining	JP
Gold (Au)	DODUCO Contacts and Refining GmbH	DE
Gold (Au)	Dowa	JP
Gold (Au)	DSC (Do Sung Corporation)	KR
Gold (Au)	Eco-System Recycling Co., Ltd.	JP
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JP
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JP
Gold (Au)	Emirates Gold DMCC	AE
Gold (Au)	Geib Refining Corporation	US
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CN
Gold (Au)	HeeSung Metal Ltd.	KR
Gold (Au)	Heimerle + Meule GmbH	DE
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CN
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	DE
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CN

Metal	Smelter Name	Country
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JP
Gold (Au)	Istanbul Gold Refinery	TR
Gold (Au)	Italpreziosi	IT
Gold (Au)	Japan Mint	JP
Gold (Au)	Jiangxi Copper Co., Ltd.	CN
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JP
Gold (Au)	Kazzinc	KZ
Gold (Au)	Kennecott Utah Copper LLC	US
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	PL
Gold (Au)	Kojima Chemicals Co., Ltd.	JP
Gold (Au)	Korea Zinc Co., Ltd.	KR
Gold (Au)	L'Orfebre S.A.	AD
Gold (Au)	LS-NIKKO Copper Inc.	KR
Gold (Au)	Marsam Metals	BR
Gold (Au)	Materion	US
Gold (Au)	Matsuda Sangyo Co., Ltd.	JP
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CN
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SG
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CN
Gold (Au)	Metalor Technologies S.A.	CH
Gold (Au)	Metalor USA Refining Corporation	US
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MX
Gold (Au)	Mitsubishi Materials Corporation	JP
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JP
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	IN
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TR
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZ
Gold (Au)	NH Recytech Company	KR
Gold (Au)	Nihon Material Co., Ltd.	JP
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AT
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JP
Gold (Au)	PAMP S.A.	CH
Gold (Au)	Planta Recuperadora de Metales SpA	CL
Gold (Au)	PT Aneka Tambang (Persero) Tbk	ID
Gold (Au)	PX Precinox S.A.	CH
Gold (Au)	Rand Refinery (Pty) Ltd.	ZA
Gold (Au)	REMONDIS PMR B.V.	NL
Gold (Au)	Royal Canadian Mint	CA
Gold (Au)	SAAMP	FR
Gold (Au)	Safimet S.p.A	IT
Gold (Au)	SAFINA A.S.	CZ
Gold (Au)	Samduck Precious Metals	KR

Metal	Smelter Name	Country
Gold (Au)	SAXONIA Edelmetalle GmbH	DE
Gold (Au)	SEMPSA Joyeria Plateria S.A.	ES
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CN
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CN
Gold (Au)	Singway Technology Co., Ltd.	TW
Gold (Au)	Solar Applied Materials Technology Corp.	TW
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JP
Gold (Au)	SungEel HiMetal Co., Ltd.	KR
Gold (Au)	T.C.A S.p.A	IT
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JP
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CN
Gold (Au)	Tokuriki Honten Co., Ltd.	JP
Gold (Au)	TOO Tau-Ken-Altyn	KZ
Gold (Au)	Torecom	KR
Gold (Au)	Umicore Precious Metals Thailand	TH
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BE
Gold (Au)	United Precious Metal Refining, Inc.	US
Gold (Au)	Valcambi S.A.	CH
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AU
Gold (Au)	WIELAND Edelmetalle GmbH	DE
Gold (Au)	Yamakin Co., Ltd.	JP
Gold (Au)	Yokohama Metal Co., Ltd.	JP
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TR
Gold (Au)	AU Traders and Refiners	ZA
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CN
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	DE
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CN
Gold (Au)	Guangdong Jinding Gold Limited	CN
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CN
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CN
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CN
Gold (Au)	HwaSeong CJ CO., LTD.	KR
Gold (Au)	JSC Uralelectromed	RU
Gold (Au)	Kazakhmys Smelting LLC	KZ
Gold (Au)	Kyrgyzaltyn JSC	KG
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RU
Gold (Au)	L'azurde Company For Jewelry	SA
Gold (Au)	Lingbao Gold Co., Ltd.	CN
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CN
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CN
Gold (Au)	Modeltech Sdn Bhd	MY

Metal	Smelter Name	Country
Gold (Au)	Morris and Watson	NZ
Gold (Au)	Moscow Special Alloys Processing Plant	RU
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RU
Gold (Au)	OJSC Novosibirsk Refinery	RU
Gold (Au)	Pease & Curren	US
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CN
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RU
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CN
Gold (Au)	Sabin Metal Corp.	US
Gold (Au)	Sai Refinery	IN
Gold (Au)	Samwon Metals Corp.	KR
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CN
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RU
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LT
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CN
Tantalum (Ta)	Asaka Riken Co., Ltd.	JP
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CN
Tantalum (Ta)	D Block Metals, LLC	US
Tantalum (Ta)	Exotech Inc.	US
Tantalum (Ta)	F&X Electro-Materials Ltd.	CN
Tantalum (Ta)	FIR Metals & Resource Ltd.	CN
Tantalum (Ta)	Global Advanced Metals Aizu	JP
Tantalum (Ta)	Global Advanced Metals Boyertown	US
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CN
Tantalum (Ta)	H.C. Starck Co., Ltd.	TH
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	DE
Tantalum (Ta)	H.C. Starck Inc.	US
Tantalum (Ta)	H.C. Starck Ltd.	JP
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	DE
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	DE
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CN
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CN
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CN
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CN
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CN
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CN
Tantalum (Ta)	KEMET Blue Metals	MX
Tantalum (Ta)	LSM Brasil S.A.	BR
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	IN

Metal	Smelter Name	Country
Tantalum (Ta)	Mineracao Taboca S.A.	BR
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JP
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CN
Tantalum (Ta)	NPM Silmet AS	EE
Tantalum (Ta)	Power Resources Ltd.	MK
Tantalum (Ta)	QuantumClean	US
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BR
Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CN
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RU
Tantalum (Ta)	Taki Chemical Co., Ltd.	JP
Tantalum (Ta)	Telex Metals	US
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KZ
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CN
Tin (Sn)	CV Venus Inti Perkasa	ID
Tin (Sn)	Estanho de Rondonia S.A.	BR
Tin (Sn)	Super Ligas	BR
Tin (Sn)	Yunnan Tin Company Limited	CN
Tin (Sn)	Alpha	US
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CN
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CN
Tin (Sn)	China Tin Group Co., Ltd.	CN
Tin (Sn)	Dowa	JP
Tin (Sn)	EM Vinto	BO
Tin (Sn)	Fenix Metals	PL
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CN
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CN
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CN
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CN
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CN
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CN
Tin (Sn)	Luna Smelter, Ltd.	RW
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	CN
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BR
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MY
Tin (Sn)	Melt Metais e Ligas S.A.	BR
Tin (Sn)	Metallic Resources, Inc.	US
Tin (Sn)	Metallo Belgium N.V.	BE
Tin (Sn)	Metallo Spain S.L.U.	ES
Tin (Sn)	Mineracao Taboca S.A.	BR
Tin (Sn)	Minsur	PE
Tin (Sn)	Mitsubishi Materials Corporation	JP

Metal	Smelter Name	Country
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	TH
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PH
Tin (Sn)	Operaciones Metalurgicas S.A.	BO
Tin (Sn)	PT Artha Cipta Langgeng	ID
Tin (Sn)	PT ATD Makmur Mandiri Jaya	ID
Tin (Sn)	PT Babel Inti Perkasa	ID
Tin (Sn)	PT Babel Surya Alam Lestari	ID
Tin (Sn)	PT Bangka Serumpun	ID
Tin (Sn)	PT Menara Cipta Mulia	ID
Tin (Sn)	PT Mitra Stania Prima	ID
Tin (Sn)	PT Prima Timah Utama	ID
Tin (Sn)	PT Rajawali Rimba Perkasa	ID
Tin (Sn)	PT Rajehan Ariq	ID
Tin (Sn)	PT Refined Bangka Tin	ID
Tin (Sn)	PT Stanindo Inti Perkasa	ID
Tin (Sn)	PT Timah Tbk Kundur	ID
Tin (Sn)	PT Timah Tbk Mentok	ID
Tin (Sn)	PT Tinindo Inter Nusa	ID
Tin (Sn)	Resind Industria e Comercio Ltda.	BR
Tin (Sn)	Rui Da Hung	TW
Tin (Sn)	Soft Metais Ltda.	BR
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VN
Tin (Sn)	Thaisarco	TH
Tin (Sn)	Tin Technology & Refining	US
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BR
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CN
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VN
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CN
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VN
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CN
Tin (Sn)	Modeltech Sdn Bhd	MY
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VN
Tin (Sn)	Pongpipat Company Limited	MM
Tin (Sn)	Precious Minerals and Smelting Limited	IN
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VN
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CN
Tungsten (W)	A.L.M.T. Corp.	JP
Tungsten (W)	ACL Metais Eireli	BR
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VN
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CN
Tungsten (W)	China Molybdenum Co., Ltd.	CN

Metal	Smelter Name	Country
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CN
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CN
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CN
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CN
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CN
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CN
Tungsten (W)	Global Tungsten & Powders Corp.	US
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CN
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	DE
Tungsten (W)	H.C. Starck Tungsten GmbH	DE
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CN
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CN
Tungsten (W)	Hydrometallurg, JSC	RU
Tungsten (W)	Japan New Metals Co., Ltd.	JP
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CN
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CN
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CN
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CN
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CN
Tungsten (W)	Kennametal Fallon	US
Tungsten (W)	Kennametal Huntsville	US
Tungsten (W)	KGETS Co., Ltd.	KR
Tungsten (W)	Lianyou Metals Co., Ltd.	TW
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CN
Tungsten (W)	Masan Tungsten Chemical LLC (MTC)	VN
Tungsten (W)	Moliren Ltd.	RU
Tungsten (W)	Niagara Refining LLC	US
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PH
Tungsten (W)	Unecha Refractory metals plant	RU
Tungsten (W)	Wolfram Bergbau und Hutten AG	AT
Tungsten (W)	Woltech Korea Co., Ltd.	KR
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CN
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CN
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CN

ANNEX 2

Countries of Origin of 3TG

Based on RMI April 29, 2022, Data

Argentina	Guinea	Peru
Armenia	Guyana	Philippines
Australia	Honduras	Portugal
Austria	India	Russian Federation
Azerbaijan	Indonesia	Rwanda*
Benin	Ivory Coast	Saudi Arabia
Bolivia	Japan	Senegal
Botswana	Kazakhstan	Sierra Leone
Brazil	Kenya	Slovakia
Burkina Faso	Kyrgyzstan	South Africa
Burundi*	Laos	South Korea
Canada	Liberia	Spain
Chile	Madagascar	Sudan
China	Malaysia	Suriname
Colombia	Mali	Swaziland
Congo, Democratic Republic of the*	Mauritania	Sweden
Cuba	Mexico	Taiwan
Dominican Republic	Mongolia	Tanzania*
Ecuador	Morocco	Thailand
Egypt	Mozambique	Turkey
Eritrea	Myanmar	Uganda*
Ethiopia	Namibia	United Kingdom of Great Britain and Northern Ireland
Fiji	New Zealand	United States of America
Finland	Nicaragua	Uzbekistan
France	Niger	Venezuela
French Guiana	Nigeria	Vietnam
Germany	Oman	Zambia*
Ghana	Panama	Zimbabwe
Guatemala	Papua New Guinea

*Covered Country